EXHIBIT 10.1

DRS TECHNOLOGIES, INC.

EXECUTIVE SEVERANCE PLAN

The Company hereby adopts, as of the Effective Date, the DRS Technologies, Inc. Executive Severance Plan for the benefit of certain employees of the Company and its subsidiaries, on the terms and conditions stated herein. All capitalized terms used herein are defined in Section 1 hereof. The Plan, as set forth herein, is intended to help retain qualified employees, maintain a stable work environment and provide economic security to certain employees of the Company in the event of certain terminations of employment following a Change in Control. The Plan, as a “severance pay arrangement” within the meaning of section 3(2)(B)(i) of ERISA, is intended to be excepted from the definitions of “employee pension benefit plan” and “pension plan” set forth under section 3(2) of ERISA, and is intended to meet the descriptive requirements of a plan constituting a “severance pay plan” within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations §2510.3-2(b).

SECTION 1.   DEFINITIONS.  As used herein:

SECTION 1.1   “Auditor” means the Company’s independent registered public accounting firm immediately prior to the Change in Control.

SECTION 1.2   “Board” means the Board of Directors of the Company.

SECTION 1.3   “Cause” means (i) the willful and continued failure by the Eligible Employee substantially to perform his duties and obligations to the Company (other than any such failure resulting from his incapacity due to physical or mental illness); (ii) the willful engaging by the Eligible Employee in misconduct which is materially injurious to the Company; (iii) the commission by the Eligible Employee of a crime (including, but not limited to a felony). For purposes of this Section 1.3, no act, or failure to act, on an Eligible Employee’s part shall be considered “willful” unless done, or omitted to be done, by the Eligible Employee in bad faith and without reasonable belief that his action or omission was in the best interest of the Company.

SECTION 1.4   “Change in Control” shall mean the occurrence of the event set forth in any one of the following paragraphs:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company, outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control (a “Transaction”) shall not constitute a Change in Control for purposes of this Plan with respect to an Eligible Employee if, in connection with the Transaction, such Eligible Employee participates as an equity investor in the acquiring entity or any of its affiliates (the “Acquiror”). For purposes of the preceding sentence, an Eligible Employee shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to the Eligible Employee of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and the like, or (ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company.

For purposes of this definition: “Person” shall have the meaning given in section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Act,”), as modified and used in sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company. “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Act. “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under section 12 of the Act.

SECTION 1.5   “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

SECTION 1.6   “Company” means DRS Technologies, Inc. (collectively with its subsidiaries) or any successors thereto.

SECTION 1.7   “Confidential Information” means all non-public information of the Company’s business and its customers and affiliates of such customers, including but not limited to, the pendency or contemplation of certain transactions, the identity of the Company’s customers, the kinds of services provided by the Company to customers and offered to be performed for potential customers, computer software applications and other programs, personnel information and other trade secrets. “Confidential Information” does not include information which (i) is or becomes available to the public generally (other than as a result of the Eligible Employee’s disclosure) or (ii) becomes available to the Eligible Employee on a non-confidential basis from a source other than the Company.

SECTION 1.8   “Effective Date” means November 3, 2005.

SECTION 1.9   “Eligible Employee” means any Level 1 Employee or Level 2 Employee, as designated by the Plan Administrator from time to time; provided such Level 1 Employee or Level 2 Employee has signed an acknowledgement of the terms and conditions of the Plan including, without limitation, the restrictive covenants contained in Section 5 hereof.

SECTION 1.10   “ERISA” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

SECTION 1.11   “Excise Tax” means any excise tax imposed under section 4999 of the Code.

SECTION 1.12   “Good Reason” means the occurrence, on or after the date of a Change in Control and without the affected Eligible Employee’s written consent, of (i) a reduction in the Eligible Employee’s annual base salary or wages, other than as part of a general reduction applicable to substantially all employees of the Company employed in the United States or (ii) the relocation of the Eligible Employee’s principal place of employment to a location more than fifty (50) miles from the Eligible Employee’s principal place of employment immediately prior to the Change in Control.

SECTION 1.13   “Key Employee” means any Eligible Employee described in section 409A(a)(2)(B)(i) of the Code.

SECTION 1.14   “Level 1 Employee” shall mean each individual designated by the Plan Administrator from time to time as a Level 1 Employee. The Plan Administrator has designated the individuals set forth in Attachment 1 hereto as Level 1 Employees.

SECTION 1.15   “Level 2 Employee” shall mean each individual designated by the Plan Administrator from time to time as a Level 2 Employee. The Plan Administrator has designated the individuals set forth in Attachment 2 hereto as Level 2 Employees.

SECTION 1.16   “Most Recent Bonus” shall be the annual bonus paid to the Eligible Employee for the last full fiscal year prior to the Severance Date.

SECTION 1.17   “Plan” means the DRS Technologies, Inc. Executive Severance Plan, as set forth herein, as it may be amended from time to time.

SECTION 1.18   “Plan Administrator” means the person or persons, who may be employees of the Company, appointed from time to time by the Board to administer the Plan which appointment may be revoked at any time by the Board.

SECTION 1.19   “Pro Rata Bonus” shall be the amount equal to the Eligible Employee’s target bonus for the fiscal year in which the Severance Date occurs, pro-rated for the period of the Eligible Employee’s employment with the Company during the fiscal year in which the Severance Date occurs.

SECTION 1.20   “Restricted Period” means twelve months immediately following the Severance Date.

SECTION 1.21   “Severance” means the termination of an Eligible Employee’s employment with the Company on or within two years following the date of a Change in Control (i) by the Company other than for Cause or (ii) by the Eligible Employee for Good Reason. Notwithstanding the foregoing, an Eligible Employee will not be considered to have incurred a Severance (a) if his employment is discontinued by reason of the Eligible Employee’s death or a physical or mental condition causing such Eligible Employee’s inability to substantially perform his duties with the Company, including, without limitation, such condition entitling him to benefits under any sick pay or disability income policy or program of the Company or (b) by reason of the divestiture of a facility, sale of a business or business unit, or the outsourcing of a business activity with which the Eligible Employee is affiliated if the Eligible Employee is offered comparable employment by the successor company and the successor company assumes the Company’s responsibilities under the Plan with respect to such Eligible Employee.

SECTION 1.22   “Severance Date” means the date on or after the date of the Change in Control on which an Eligible Employee incurs a Severance.

SECTION 1.23   “Severance Multiplier” means (i) with respect to each Level 1 Employee, 2.5 and (ii) with respect to each Level 2 Employee, 2.

SECTION 1.24   “Severance Pay” means the payment determined pursuant to Section 2.1 hereof.

SECTION 1.25   “Severance Period” means (i) with respect to each Level 1 Employee, the shorter of (x) thirty months immediately following the Severance Date and (y) the period ending on the last day of the second calendar year following the calendar year in which the Severance Date occurs; and (ii) with respect to each Level 2 Employee, twenty-four months immediately following the Severance Date.

SECTION 1.26   “Severed Employee” is an Eligible Employee (including any Key Employee) who incurs a Severance.

SECTION 1.27   “Tax Counsel” means tax counsel reasonably acceptable to the Eligible Employee and selected by the Auditor (which Tax Counsel may be the Company’s general counsel).

SECTION 1.28   “Total Payments” means any payment or benefit received in connection with a Change in Control or the termination of the Severed Employee’s employment, whether pursuant to the terms of the Plan or any other plan, arrangement or agreement.

SECTION 2.   BENEFITS.

SECTION 2.1   Each Severed Employee shall be entitled, subject to Section 2.6 hereof, to receive Severance Pay in an amount equal to the sum of (i) his annual base salary or wages multiplied by the applicable Severance Multiplier; (ii) his Most Recent Bonus multiplied by the applicable Severance Multiplier; and (iii) the Pro Rata Bonus. For purposes of this Section, “annual base salary or wages” shall be the Severed Employee’s annual base salary or wages (excluding bonuses, commissions, premium pay, and similar compensation) immediately prior to the Severance (without regard to any reduction therein which constitutes Good Reason). Severance Pay shall be paid to an eligible Severed Employee in a cash lump sum, as soon as practicable following the Severance Date, but in no event later than ten (10) business days immediately following the expiration of the revocation period, if any, applicable to such Severed Employee’s written release, described in Section 2.6 hereof. In the case of any Key Employee such Severance Pay shall be paid as soon as practicable following the date six months after the Severance Date; provided, the foregoing shall only apply to the extent the Company determines such delay is required under section 409A of the Code.

SECTION 2.2   Subject to Section 2.6 hereof, during the Severance Period, the Company shall provide disability, accident and health insurance benefits to each Severed Employee and his eligible dependants that are substantially similar to those provided to the Severed Employee and his eligible dependents immediately prior to the Severance Date or, if more favorable to the Severed Employee, those provided to the Severed Employee and his eligible dependents immediately prior to the first occurrence of an event or circumstance constituting Good Reason, at no greater after tax cost to the Severed Employee than the after tax cost to the Severed Employee immediately prior to such date or occurrence; provided, however, that the Company shall have no further obligation to provide the Severed Employee or his eligible dependents benefits under this Section 2.2 beginning on the day the Severed Employee first commences subsequent employment. The Severed Employee will promptly notify the Company in writing of such subsequent employment.

SECTION 2.3   Any equity based awards granted to a Severed Employee under the Company’s 1996 Omnibus Plan or any successor plan shall vest and remain exercisable as provided in the Company’s 1996 Omnibus Plan or any successor plan.

SECTION 2.4   In the event of a claim by a Severed Employee as to the amount or timing of any payment or benefit, such Severed Employee shall present the reason for his claim in writing to the Plan Administrator. The Plan Administrator shall, within sixty (60) days after receipt of such written claim, send a written notification to the Severed Employee as to its disposition. In the event the claim is wholly or partially denied, such written notification shall (i) state the specific reason or reasons for the denial, (ii) make specific reference to pertinent Plan provisions on which the denial is based, (iii) provide a description of any additional material or information necessary for the Severed Employee to perfect the claim and an explanation of why such material or information is necessary, and (iv) set forth the procedure by which the Severed Employee may appeal the denial of his claim. In the event a Severed Employee wishes to appeal the denial of his claim, he may request a review of such denial by making application in writing to the Plan Administrator within sixty (60) days after receipt of such denial. Such Severed Employee (or his duly authorized legal representative) may, upon written request to the Plan Administrator, review any documents pertinent to his claim, and submit in writing issues and comments in support of his position. Within sixty (60) days after receipt of a written appeal (unless special circumstances, such as the need to hold a hearing, require an extension of time, but in no event more than one hundred twenty (120) days after such receipt), the Plan Administrator shall notify the Severed Employee of the final decision. The final decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

SECTION 2.5   Notwithstanding anything in the Plan to the contrary, Severed Employees shall be entitled to receive benefits under the Company’s Supplemental Executive Retirement Plan to the extent set forth in such plan.

SECTION 2.6   No Severed Employee shall be eligible to receive Severance Pay or other benefits under the Plan unless he first executes a written release substantially in the form attached as Exhibit A hereto and complies with the restrictive covenants set forth in Section 5 hereof.

SECTION 2.7   The Company shall be entitled to withhold from amounts to be paid to the Severed Employee hereunder any federal, state or local withholding or other taxes which it is from time to time required by law to withhold.

SECTION 3.   EXCISE TAXES.

SECTION 3.1   Notwithstanding any other provision of the Plan, in the event that any portion or all of the Total Payments received or to be received by a Severed Employee would be subject (in whole or part), to the Excise Tax, then, after taking into account any reduction in the Total Payments provided in such other plan, arrangement or agreement due to the applicability of section 280G of the Code, the Severance Pay shall first be reduced, and the other benefits under the Plan shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax, but only if (A) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (B) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Severed Employee would be subject in respect of such unreduced Total

Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments); provided, however, that the Severed Employee may elect to have other benefits under the Plan reduced (or eliminated) prior to any reduction of the cash Severance Pay.

SECTION 3.2   For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Severed Employee shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of section 280G(b) of the Code shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which, in the opinion of Tax Counsel, does not constitute a “parachute payment” within the meaning of section 280G(b)(2) of the Code (including by reason of section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Tax Counsel, constitutes reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

SECTION 4.   PLAN ADMINISTRATION.

SECTION 4.1   The Plan shall be interpreted, administered and operated by the Plan Administrator, who shall have complete authority, in its sole discretion subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to designate Eligible Employees and to make all other determinations necessary or advisable for the administration of the Plan.

SECTION 4.2   All questions of any character whatsoever arising in connection with the interpretation of the Plan or its administration or operation shall be submitted to and settled and determined by the Plan Administrator in an equitable and fair manner in accordance with the procedure for claims and appeals described in Section 2.5 hereof. Any such settlement and determination shall be final and conclusive, and shall bind and may be relied upon by the Company, each of the Severed Employees and all other parties in interest.

SECTION 4.3   The Plan Administrator may delegate any of its duties hereunder to such person or persons from time to time as it may designate.

SECTION 4.4   The Plan Administrator is empowered, on behalf of the Plan, to engage accountants, legal counsel (which may be the Company’s general counsel) and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Plan. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan. All reasonable expenses thereof shall be borne by the Company.

SECTION 5.   RESTRICTIVE COVENANTS

SECTION 5.1   During and after the period of an Eligible Employee’s employment, the Eligible Employee may not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, principal or agent of any business, or in any other capacity, make known, disclose, furnish, make available or utilize any Confidential Information, other than in the proper performance of such Eligible Employee’s duties for the Company, or as required by a court of competent jurisdiction or other administrative or legislative body; provided, however, that prior to disclosing any of the Confidential Information as required by a court or other administrative or legislative body, such Eligible Employee shall promptly notify the Company so that the Company may seek a protective order or other appropriate remedy. Upon termination of an Eligible Employee’s employment with the Company for any reason, such Eligible Employee will promptly return all Confidential Information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any other manner to the Company.

SECTION 5.2   During an Eligible Employee’s employment by the Company and during the Restricted Period, the Eligible Employee may not solicit for employment any employee of the Company without prior written approval of the Board.

SECTION 5.3   The restrictive covenants set forth in this Section 5 shall be in addition to any restrictive covenants set forth in an employment or other agreement between the Company and the Eligible Employee.

SECTION 6.   PLAN MODIFICATION OR TERMINATION.

The Plan may be amended or terminated by the Board at any time; provided, however, that except as required by law, the Plan may not be amended or terminated within two (2) years immediately following a Change in Control in a manner that would adversely affect the rights of Eligible Employees under the Plan without the express written consent of each Eligible Employee so affected. Following an Eligible Employee’s Severance, no Plan termination or amendment shall adversely affect the rights of such Severed Employee under the Plan, without such Severed Employee’s written consent.

SECTION 7.   GENERAL PROVISIONS.

SECTION 7.1   Except as otherwise provided herein or by law, no right or interest of any Eligible Employee under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation, by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Eligible Employee under the Plan shall be subject to, any obligation or liability of such Eligible Employee. When a payment is due under the Plan to a Severed Employee who is unable to care for his affairs, payment may be made directly to his legal guardian or personal representative.

SECTION 7.2   If the Company is obligated by law or by contract to pay severance pay, a termination indemnity, notice pay, or the like, or if the Company is obligated by law to provide advance notice of separation, then any Severance Pay paid to a Severed Employee hereunder shall be reduced by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and by the amount of any salary or wages received by the Severed Employee after the Company provided notice of separation according to Section 7.4 hereof.

SECTION 7.3   If the Company and the Severed Employee who was a Level 1 Employee become involved in any action, suit or proceeding relating to the alleged breach of the Company’s obligations under this Plan, the Company shall reimburse the Severed Employee for all expenses (including reasonable attorney’s fees) incurred by the Severed Employee in connection with such action, suit or proceeding; provided, however, that the Company will not reimburse the Severed Employee for any amounts incurred by the Severed Employee in any action, suit or proceeding which is adjudicated to be frivolous. Such costs shall be paid to such Severed Employee promptly upon presentation of expense statements or other supporting information evidencing the incurrence of such expenses.

SECTION 7.4   All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon confirmation of receipt when such notice or other communication is sent by facsimile or telex, (c) one day after timely delivery to an overnight delivery courier, or (d) on the fifth day following the date of deposit in the United States mail if sent first class, postage prepaid, by registered or certified mail. The address for the Company shall be as follows: DRS Technologies, Inc., 5 Sylvan Way, Parsippany, New Jersey 07054. The address for each Eligible Employee shall be the address on file with the Company.

SECTION 7.5   Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Eligible Employee, or any person whomsoever, the right to be retained in the service of the Company, and all Eligible Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

SECTION 7.6   If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions herein, and the Plan shall be construed and enforced as if such provisions had not been included.

SECTION 7.7   The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Eligible Employee, present and future, and any successor to the Company.

SECTION 7.8   The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and, whenever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

SECTION 7.9   The Plan shall not be funded. No Eligible Employee shall have any right to, or interest in, any assets of any Company which may be applied by the Company to the payment of benefits or other rights under the Plan.

SECTION 7.10   The Plan shall be construed and enforced according to the laws of the State of Delaware without reference to its choice of law rules.

Exhibit A

RELEASE

(a)   (“Employee”) for and in consideration of the payments and benefits provided pursuant to the DRS Technologies, Inc. Executive Severance Plan (the “Plan”) maintained by DRS Technologies, Inc. (the “Company”), on behalf of Employee and Employee’s heirs, executors, administrators, successors and assigns, voluntarily, knowingly and willingly releases and discharges the Company and its parents, subsidiaries and affiliates (collectively, the “Company Group”), together with their respective present and former partners, officers, directors, employees and agents, and each of their predecessors, heirs, executors, administrators, successors and assigns, and any and all employee pension or welfare benefit plans of the Company, including current and former trustees and administrators of these plans (collectively, the “Company Releasees”) from any and all charges, complaints, claims, promises, agreements, controversies, causes of action, demands, damages and liabilities (“Claims”) of any nature whatsoever, known or unknown, suspected or unsuspected, which against the Company Releasees, jointly or severally, Employee or Employee’s heirs, executors, administrators, successors or assigns ever had or now have by reason of any matter, cause or thing whatsoever arising from the beginning of time to the time Employee executes this release (the “Release”). This Release includes, without limitation, any Claims arising out of or relating in any way to Employee’s employment or director relationship with the Company, or the termination thereof, any Claims arising under any statute or regulation, including but not limited to the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, the New Jersey Law Against Discrimination or the New Jersey Conscientious Employee Protection Act,(1) each as amended, or any other federal, state or local law, regulation, ordinance or common law, or under any policy, agreement, understanding or promise, written or oral, formal or informal, between any Company Releasee and Employee. Employee shall not be entitled to any recovery, in any action or proceeding that may be commenced on Employee’s behalf in any way arising out of or relating to the matters released under this Release. Notwithstanding the foregoing, nothing herein shall release any Company Releasee from any Claim based on (i) Employee’s rights under the Plan or any other plan or agreement with the Company (including, but not limited to, any stock option agreements), (ii) any right or claim that arises after the date Employee executes this Release, (iii) Employee’s eligibility for indemnification in accordance with applicable laws or the certificate of incorporation or by-laws of the Company (or any affiliate or subsidiary) or any applicable insurance policy, with respect to any liability Employee incurs or incurred as a director, officer or employee of the Company or any affiliate or subsidiary (including as a trustee, director or officer of any employee benefit plan) or (iv) any rights Employee may have to vested benefits under any employee benefit plan or program.

(b)   Employee has been advised to consult with an attorney of Employee’s choice prior to signing this Release, has done so and enters into this Release freely and voluntarily.

[(c)   Employee acknowledges that the Company has enclosed with this Release information concerning (i) the ages and job titles of all employees who are eligible to receive severance pay and (ii) the ages of all employees in the same job classification or organizational unit who are not eligible to receive severance pay.](2)

(1)          If employees are located in states other than New Jersey, insert applicable state laws.

(2)          This paragraph is to be included only for applicable group terminations or exit incentive programs.

(d)   Employee has had at least [twenty-one (21)] [forty-five (45)](3) calendar days to consider the terms of this Release. Once Employee has signed this Release, Employee has seven (7) additional days to revoke Employee’s consent and may do so by writing to the Company in accordance with Section 7.4 of the Plan. Employee’s Release shall not be effective, and no payments or benefits shall be due under the Plan, until the eighth day after Employee has executed this Release and returned it to the Company, assuming that Employee has not revoked Employee’s consent to this Release during such time (the “Revocation Date”).

(e)   In the event that any one or more of the provisions of this Release shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder thereof shall not in any way be affected or impaired thereby.

(f)   This Release shall be governed by the law of the State of New Jersey without reference to its choice of law rules.

(g)   This Release sets forth the entire understanding and agreement of the parties hereto regarding the subject matter of this Release. This Release supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Release.

DRS TECHNOLOGIES, INC.
By:
Name:
Title:
Signed as of this day of .

Employee
Signed as of this day of .

(3)          Use longer period for applicable group terminations or exit incentive programs.